Exhibit 99.1

Saia Reports First Quarter Results

JOHNS CREEK, GA – April 28, 2023 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering national less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported first quarter 2023 financial results. Diluted earnings per share for the quarter were $2.85 compared to $2.98 in the first quarter of 2022.

Highlights from the first quarter operating results were as follows:

First Quarter 2023 Compared to First Quarter 2022 Results

•
Revenue was $660.5 million, a 0.1% decrease
•
Operating income was $99.1 million, a 4.2% decrease
•
Operating ratio of 85.0% compared to 84.4%
•
LTL shipments per workday decreased 7.1%
•
LTL tonnage per workday decreased 5.5%
•
LTL revenue per hundredweight increased 5.8%
•
LTL revenue per shipment increased 7.6% to $354.37

“First quarter business levels were below what we would consider normal seasonality, but I am pleased with how we managed costs and maintained high quality customer service throughout the quarter,” stated Saia President and Chief Executive Officer, Fritz Holzgrefe. “Despite the softer freight environment we are working through, we still had a constructive quarter in terms of our pricing discussions with customers and we posted a 4.5% increase in yield excluding fuel surcharge in the quarter. Customer satisfaction continues to improve and our value proposition is enhanced as we expand our network footprint. We have opened four new terminals so far this year, including the most recent opening earlier this week, Atlanta Northeast, which is our third terminal serving metro Atlanta and surrounding communities,” continued Holzgrefe.

“We have a robust pipeline of real estate opportunities under constant review, as we see a multi-year opportunity to not only grow the Saia brand in new markets, but also to open additional terminals in underserved markets. Our customer first focus is resonating with shippers, and as we grow our footprint we see long-term share gain opportunities with both new and existing customers,” concluded Holzgrefe.

Saia, Inc. First Quarter 2023 Results

Saia Executive Vice President and Chief Financial Officer, Douglas Col added, “solid pricing efforts and a 1.8% increase in weight per shipment in the quarter drove a 6.3% increase in revenue per shipment excluding fuel surcharge. The efforts around pricing and business mix shift led to total revenue being essentially flat year-over-year despite the 7.1% decrease in shipments per day.”

Financial Position and Capital Expenditures

We ended the first quarter of 2023 with $166.4 million of cash on hand and total debt of $26.5 million, which compares to $141.3 million of cash on hand and total debt of $44.9 million at March 31, 2022.

Net capital expenditures were $128.1 million during the first three months of 2023, compared to $45.4 million in net capital expenditures during the first three months of 2022. In 2023, we anticipate that net capital expenditures will be in excess of $400 million, subject to ongoing evaluation of market conditions.

Conference Call

Management will hold a conference call to discuss quarterly results today at 11:00 a.m. Eastern Time. To participate in the call, please dial 1-888-440-5655 or 1-646-960-0338 referencing conference ID #9246157. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through May 28, 2023 at 11:59 P.M. Eastern Time. The replay will be available by dialing 1-800-770-2030 or 1-647-362-9199 referencing conference ID #9246157.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. With headquarters in Georgia, Saia LTL Freight operates 191 terminals with service across 45 states. For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection

Saia, Inc. First Quarter 2023 Results

with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, dock workers, mechanics and other employees, purchased transportation and fuel; (5) inflationary increases in operating expenses and corresponding reductions of profitability; (6) cost and availability of diesel fuel and fuel surcharges; (7) cost and availability of insurance coverage and claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (8) failure to successfully execute the strategy to expand our service geography; (9) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (10) failure to keep pace with technological developments; (11) labor relations, including the adverse impact should a portion of our workforce become unionized; (12) cost, availability and resale value of real property and revenue equipment; (13) supply chain disruption and delays on new equipment delivery; (14) capacity and highway infrastructure constraints; (15) risks arising from international business operations and relationships; (16) seasonal factors, harsh weather and disasters caused by climate change; (17) economic declines in the geographic regions or industries in which our customers operate; (18) the creditworthiness of our customers and their ability to pay for services; (19) our need for capital and uncertainty of the credit markets; (20) the possibility of defaults under our debt agreements, including violation of financial covenants; (21) inaccuracies and changes to estimates and assumptions used in preparing our financial statements; (22) failure to operate and grow acquired businesses in a manner that support the value allocated to acquired businesses; (23) dependence on key employees; (24) employee turnover from changes to compensation and benefits or market factors; (25) increased costs of healthcare benefits; (26) damage to our reputation from adverse publicity, including from the use of or impact from social media; (27) failure to make future acquisitions or to achieve acquisition synergies; (28) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (29) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (30) the effect of governmental regulations, including hours of service and licensing compliance for drivers, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (31) unforeseen costs from new and existing data privacy laws; (32) changes in accounting and financial standards or practices; (33) widespread outbreak of an illness or any other communicable disease, including the COVID-19 pandemic; (34) the conflict between Russia and Ukraine; (35) relations between China and Taiwan; (36) increasing investor and customer sensitivity to social and sustainability issues, including climate change; (37) provisions in our governing documents and Delaware law that may have anti-takeover effects; (38) issuances of equity that would dilute stock ownership; (39) weakness, disruption or loss of confidence in financial or credit markets; and (40) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Saia, Inc. First Quarter 2023 Results

# # #

CONTACT: Saia, Inc.

Douglas Col

Executive Vice President and Chief Financial Officer

Investors@saia.com

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$166,425	$187,390
Accounts receivable, net	294,917	290,306
Prepaid expenses and other	52,172	53,190
Total current assets	513,514	530,886

PROPERTY AND EQUIPMENT:
Cost	2,602,963	2,478,824
Less: accumulated depreciation	1,034,649	996,204
Net property and equipment	1,568,314	1,482,620
OPERATING LEASE RIGHT-OF-USE ASSETS	115,484	120,455
OTHER ASSETS	45,487	40,749
Total assets	$2,242,799	$2,174,710

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$108,362	$99,792
Wages and employees' benefits	54,706	66,684
Other current liabilities	67,755	68,165
Current portion of long-term debt	14,452	14,519
Current portion of operating lease liability	25,256	24,925
Total current liabilities	270,531	274,085

OTHER LIABILITIES:
Long-term debt, less current portion	12,052	16,489
Operating lease liability, less current portion	93,649	98,581
Deferred income taxes	151,509	145,771
Claims, insurance and other	64,118	60,443
Total other liabilities	321,328	321,284

STOCKHOLDERS' EQUITY:
Common stock	27	26
Additional paid-in capital	273,274	277,366
Deferred compensation trust	(5,655)	(5,248)
Retained earnings	1,383,294	1,307,197
Total stockholders' equity	1,650,940	1,579,341
Total liabilities and stockholders' equity	$2,242,799	$2,174,710

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters Ended March 31, 2023 and 2022
(Amounts in thousands, except per share data)
(Unaudited)

	First Quarter
	2023	2022
OPERATING REVENUE	$660,535	$661,216

OPERATING EXPENSES:
Salaries, wages and employees' benefits	298,956	289,463
Purchased transportation	46,727	78,248
Fuel, operating expenses and supplies	141,625	122,771
Operating taxes and licenses	17,065	16,573
Claims and insurance	14,059	10,736
Depreciation and amortization	42,880	39,952
Other operating, net	80	24
Total operating expenses	561,392	557,767

OPERATING INCOME	99,143	103,449

NONOPERATING EXPENSES (INCOME):
Interest expense	688	692
Other, net	(643)	235
Nonoperating expenses, net	45	927

INCOME BEFORE INCOME TAXES	99,098	102,522
Income tax expense	23,001	23,098
NET INCOME	$76,097	$79,424

Average common shares outstanding - basic	26,600	26,391
Average common shares outstanding - diluted	26,702	26,670

Basic earnings per share	$2.86	$3.01
Diluted earnings per share	$2.85	$2.98

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2023 and 2022
(Amounts in thousands)
(Unaudited)
	First Quarter
	2023	2022
OPERATING ACTIVITIES:
Net cash provided by operating activities	$119,270	$95,961
Net cash provided by operating activities	119,270	95,961

INVESTING ACTIVITIES:
Acquisition of property and equipment	(128,415)	(46,259)
Proceeds from disposal of property and equipment	360	883
Net cash used in investing activities	(128,055)	(45,376)

FINANCING ACTIVITIES:
Proceeds from stock option exercises	2,204	907
Shares withheld for taxes	(8,927)	(11,230)
Other financing activity	(5,457)	(5,525)
Net cash used in financing activities	(12,180)	(15,848)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(20,965)	34,737
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	187,390	106,588
CASH AND CASH EQUIVALENTS, END OF PERIOD	$166,425	$141,325

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended March 31, 2023 and 2022
(Unaudited)

				First Quarter
	First Quarter		%	Amount/Workday		%
	2023	2022	Change	2023	2022	Change
Workdays				64	64
Operating ratio	85.0%	84.4%
LTL tonnage (1)	1,311	1,387	(5.5)	20.48	21.67	(5.5)
LTL shipments (1)	1,822	1,962	(7.1)	28.47	30.65	(7.1)
LTL revenue/cwt.	$24.63	$23.29	5.8
LTL revenue/cwt., excluding fuel surcharges	$20.15	$19.28	4.5
LTL revenue/shipment	$354.37	$329.30	7.6
LTL revenue/shipment, excluding fuel surcharges	$289.87	$272.58	6.3
LTL pounds/shipment	1,439	1,414	1.8
LTL length of haul (2)	892	915	(2.5)

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight. The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.